Exhibit 99.5

 Technology     INVESTOR DAY 2022  Dr. Emory De Castro, CTO

 HT-PEM Fuel Cell Technology  Competitive Advantage: Low TCO  Multifuel: can use any H2 fuel or biofuel  Lifetime: performs at extreme conditions  Efficiency: suitable for heavy-duty applications  2  Technology  MEA  Fuel Cell Stack  HT-PEM fuel cells   run hot (120-160oC)

 Multifuel = Opex & Capex Reduction  3  Technology  Renewable Natural Gas  Biomethane  Biomethanol  CONVERT FOR TRANSPORTATION  HT-PEM FUEL CELLS  Trucks  Marine  Aviation  Off-Grid  Buildings   eMethanol   LOHC   Ammonia  PRODUCTION  Green H2  WASTE  WIND  SUN  APPLICATIONS  Green H2

Technology


Liquid
H_2 tank

Multifuel capability enables wide and immediate market

- Marine will use eMethanol or Ammonia. Cannot Pack the H_2 needed in a ship. Same for Aviation. Liquid hydrogen is 2.6 kWh/liter while methanol is 4.3
- HD-Automotive & Trains would benefit from fuel flexibility to reduce cost per mile
- Buildings can move from NG to NG/H_2 blend to pure H_2 gradually with same technology
- Off-grid power, remote & portable power for defense, infra and surveillance need liquid clean fuel like eMethanol for logistics




Fuel tank

eMethanol fuel cartridge



4

 Best in Class for HD Transportation  5  Comparison of Fuel Cells     SOFC  MCFC  PAFC  LT PEM  ADVENT   HT PEM  Efficiency  High   Medium  Medium  Medium  High  Startup time  Long  Long  Moderate  Fastest  Fast  Fuel flexibility  Medium, low sulphur tolerance  High  High  Low  High  Power Density  Medium  Low  Medium  High  High  Water needed / run dry   Start up/yes  Yes / no  None  No / No   No / No   Cost reduc potent.  Medium  Low  Low  High  High

 HT-PEM = Long Lifetime.  6  Technology  Polluted Air  Humid  Cold  Hot/Dry  Wet- Dry  HT PEM:  80% RH DELTA  LT PEM: 50% RH DELTA  Reliance to heat  HT PEM:  upper operating T = 200-240 0C  LT PEM: upper operating T = 80 0 C  Lifetime (time to 10% voltage drop)  HT PEM:  10,800 hrs  LT PEM: 3,600 hrs  Resistance to pollution and hydrogen impurities  HT PEM:  can function with up to 4% carbon monoxide  LT PEM: 10 parts per million  Works ANYWHERE

 High Temperature = High Efficiency  7  Technology  High Temp Operation =   Efficiency and Simple Design  Anywhere means the fuel cell has fewer, more simple sub systems, lower maintenance, and lower MTBF  Aviation: We cannot fly unless we go HT-PEM. Heat-exchange inefficiency will make flight impossible  Trucks: Radiators to run big trucks in the desert, (and any hot environment) are not existent or efficient  Buildings: with HT-PEM we have quality heat and hot water. Cannot do this with lt-pem

Technology

How Advent Developed the HT-PEM Technology

First LT-PEM fuel cells

Advent HT-PEM Gen 1

R&D with NASA, ESA, DoE

Advent-BASF HT-PEM Gen 2

DoE selects Advent for L'Innovator Joint Dev. Program

HT-PEM Gen 3 launch with LANL


DoE
ESA
NASA
BASF
LOS ALAMOS
BROOKHAVEN
NREL
1960s
2006
2012
2013
2018
2021

Acquisition of UltraCell, Serenergy and fischer eco solutions GmbH

Silicon valley product dev for next gen fc system

New Boston & Europe production facilities under construction

Successfully demonstrates ion pair alone and in system Honey Badger

Mobility next-gen Fuel Cell under development

Enters into tech assessments and aims to bring ht-pem to all key markets with partnerships scale up production to GWs

New tech in HB and Serene (own systems) will drop cost and increase lifetime massively


2021

ADVENT

8

Advent Has Assembled a 200-Strong Team of Top Materials Scientists and Fuel Cell Engineers  Technology  For the last decade and more we are solely focused on developing the next generation of fuel cell technology  Development/manufacturing hubs in Boston, Silicon Valley, Denmark, Germany, Greece  190 patents issued, licensed, or pending  Strategic Partner of the U.S. Department of Energy (DoE) and U.S. Department of Defense (DoD).   Awarded exclusive program with Los Alamos, Brookhaven, National Renewable Energy Laboratories to commercialize game-changing materials (MEAs, Catalyst)

 10   Advent FC Systems  SereneU: Stationary Power systems  Replace the Diesel Generator  DIGI-TRONIC: Mobility  Trucks  Aviation  Marine  Honeybadger  Surveillance, Infrastructure, Defense  M-Zero  Remote Area Power System  Mission-Critical Applications

 11  Systems  Fuel Cell Supply Chain  Membrane  Electrode  MEA  Bipolar Plate  Fuel Cell Stack  Reformer-HT-Stack  Electro-mechanical Unit  Core Unit  Power Electronics / Control Unit  We make the MEAs  The “heart” of the fuel cell  Design and manufacture the fuel cell stacks  The complete fuel cell system that is ready to ship  We design and manufacture systems for different market needs  Stationary Power  Portable & Remote Power  Mobility

 Serene Power Systems  Technology  HTPEM fuel cell operated on methanol  System  Modular system in building block of 5 kW.  System availability: 5-20 kW  Tank size is 200L to 4,000L equivalent to 220kWh to 4,400 kWh of electrical energy.   Why a modular system?   Having a modular system enables easy replacement, in case of repair/service.   Easy mount and un-mount units for simplified field service. No fuel cell experience needed.   Service and repair can do done at a certified local service center.   12  Systems  5 kW Unit  5 to 20 kW System

 Advent's MEA Team Are Electrochemistry Specialists  Membrane: highly selective synthesis and machine casting of performance polymers  Electrode:  creating optimum structures for high current and catalyst utilization  Lamination: automation team for high-speed assembly of membrane electrode assemblies and stacks  13  Specialists

 Scale-up Manufacturing of MEA  14  Scale-up  Steep decline in price as volume increases  $/kW  MW/year

 DIGI-TRONIC: Simple Design & Low-cost Manufacturing  DIGI-TRONIC  HIGH-VOLTAGE 350V-800V  INDIVIDUALLY DIGITALLY CONTROLLED CELLS FOR LONG LIFETIME AND REDUNDANCY  SKATEBOARD DESIGN –FLEXIBLE FORM FACTOR  CONFIGURABLE TO MARKET AND APPLICATION NEEDS:  EMOTOR+FUEL CELL -H2 AS FUEL  EMOTOR+FUEL CELL+REFORMER - EFUEL TANK  EMOT0R-EV BATTERY-FUEL CELL RANGE EXTENDER

 Efficiency: Superior Heat Management /Removal  DIGI-TRONIC  Advent fuel cell operates at 80oC-200oC: Innovative thermal controls are used including smaller radiators and compact cooling circuits for stack and system.  Will run efficiently in the Arizona desert.

 From Innovation to TCO  17  Next Gen MEA and Systems  TCO  6X  Lower  10kW  30kW  kW  $/kWh  Higher Power Density   Higher Lifetime

 Summary  Advent’s HT-PEM fuel cell technology is multifuel capable, can perform at ambient conditions, and is particularly suitable for heavy-duty applications.  The multifuel capability enables wide and immediate market adoption.  Advent is jointly developing the new Advent MEA in collaboration with the U.S. Department of Energy.  Advent’s HT-PEM has significant advantages over LT-PEM, SOFC, MCFC, and PAFC.  Advent aims to revolutionize mobility by replacing the diesel generator and the internal combustion engine with DIGI-TRONIC.  Advent’s Boston-based team is working on the MEA manufacturing scale-up.  Advent has assembled a 200-plus team of top material scientists and fuel cell engineers.  Advent now covers the full supply chain of its products.  18  Technology